Exhibit 99.1

Direct Selling Acquisition Corp. Announces Extension of Deadline to Complete Business Combination

Plano, TX, December 25, 2022 (GLOBE NEWSWIRE) – Direct Selling Acquisition Corp. (NYSE: DSAQ) (the “Company”) announced today that its board of directors has elected to extend the date by which the Company has to consummate a business combination from December 28, 2022 to March 28, 2023 (the “Extension”), as contemplated by the Company’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission (“SEC”) on August 23, 2021 (File No. 333-258997) and the final prospectus dated September 23, 2021 for the initial public offering of the Company’s units. In connection with the Extension, the Company’s sponsor, DSAC Partners LLC, has notified the Company that it intends to deposit an aggregate of $2,300,000 (representing $0.10 per public share) into the Company’s trust account on or before December 28, 2022. The Extension provides the Company with additional time to complete its initial business combination.

About Direct Selling Acquisition Corp.

Direct Selling Acquisition Corp., led by Chief Executive Officer Dave Wentz, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on domestically based businesses within the direct selling industry.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Direct Selling Acquisition Corp. Investor Relations Contact:

Ryan Bright

ir@dsacquisition.com